EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of October, 1997, by and between PERMA-FIX
ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the
"Company"), and DR. LOUIS F. CENTOFANTI (the "Executive").

                       W I T N E S S E T H:

     WHEREAS, the Company believes that the services, knowledge, and contributions of the Executive to the Company are of critical importance to the Company; and

     WHEREAS, the Company wishes to ensure that the Executive will continue to provide his services, knowledge, and contributions to the Company.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties set forth in this Agreement, the Company and the Executive agree as follows:

1. Term. Unless sooner terminated pursuant to the terms hereof, the term of this Agreement shall commence on the date hereof and terminate three (3) years from the date hereof, subject to extension by the mutual agreement of the parties (the "Term").

2.   Position and Duties.

               2.1 Position. The Company agrees to employ the Executive, and the Executive agrees to such employment, as President and Chief Executive Officer of the Company, or such other position as the Executive indicates in writing as being acceptable. The Executive's authority and duties, including, but not limited to hierarchical standing in the Company and reporting requirements within the Company, shall be substantially similar in all material respects with the most significant of those exercised by the Executive during the 90-day period immediately preceding the date of this Agreement.

               2.2 Location. The Executive's duties and services shall be performed in Atlanta, Georgia or any other office or location satisfactory to the Executive.

               2.3 Reasonable Attention. Excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to faithfully perform the duties of his office, and to devote reasonable attention and time to the business and affairs of the Company, to the extent consistent with Section 2.1 above.

               2.4 Other Activities. It shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutes, (iii) manage personal investments, and (iv) participate in other activities, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that, to the extent that any such activities have been conducted by the Executive prior to the date of this Agreement, the continued conduct of such activities, or the conduct of activities similar in nature and scope thereto subsequent to the date of this Agreement, shall not be deemed to interfere with the performance of the Executive's responsibilities to the Company.

3.   Compensation and Benefits.

               3.1 Annual Base Salary. The Company shall pay to the Executive an annual base salary of One Hundred Ten
          Thousand Dollars ($110,000.00) per year ("Base Salary"), payable to the Executive in equal semi-monthly installments, less appropriate withholdings and deductions in accordance with the Company's customary payroll practices, subject to the adjustments listed below.

          3.1.1 Cost of Living Adjustment. Commencing October 1, 1998, and annually on each October 1 during the Term of this Agreement, the Base Salary shall be increased so that the Base Salary as increased on October 1 bears the same ratio to the Base Salary of the Executive on the immediately preceding October 1 as the Official Consumer Price Index published by the Bureau of Labor Statistics, United States Department of Labor for Urban Wage Earners and Clerical Workers (1982-1984=100) for All Items, United States City Average ("CPI"), in effect on October 1 bears to the CPI on the immediately preceding October 1, except that no reductions in the Base Salary will be made pursuant to this Section 3.1.1.

                    3.1.2 Board Adjustment. Notwithstanding the language of Section 3.1.1 above, the Base
                    Salary may be increased from time to time as determined by the Board of Directors of the Company (the "Board"), or the Compensation Committee of the Board, in an amount greater than provided for in Section 3.1.1 above.

               3.2 Bonus. In addition to payment of the Base Salary, as adjusted, the Company may pay to the Executive an annual bonus to be determined by the Board or by the Compensation Committee of the Board on an annual basis.

               3.3 Benefits. The Executive shall be entitled to participate in all employee benefit plans as are generally made available to other employees of the Company, subject to the terms and conditions of such benefits and plans and, as such benefits and plans may be changed by the Company from time to time. Such benefits in existence as of the date hereof are as follows: (i) group medical insurance coverage, (ii) group life insurance coverage and (iii) certain stock option plans.

               3.4 Expenses. The Company shall pay directly, or reimburse the Executive, for any reasonable and necessary expenses and costs incurred by the Executive in connection with, or arising out of, the performance of the Executive's duties hereunder, provided that such expenses and costs shall be paid or reimbursed subject to such rules, regulations, and policies of the Company as established from time to time by the Company. In the event the Executive incurs legal fees and expenses to enforce this Agreement, the Company shall reimburse the Executive such fees and expenses in full.

               3.5 Fringe Benefits. During the term, the Executive shall be entitled to all fringe benefits including, but not limited to, vacation in accordance with the most favorable plans, practices, programs and policies of the Company during the 12-month period immediately preceding the date of this Agreement, or, if more favorable to the Executive, as in effect at any time thereafter with respect to other employees of the Company.

4.   Options.

               4.1 Grant of Options and Option Prices. Subject to the terms and conditions of this Section 4, the Company hereby grants to the Executive as of the date of this Agreement, and according to the terms and conditions hereunder, the right, privilege and option to purchase 100,000 shares of the Company's common stock, par value $.001 ("Common
          Stock"), at an option price of $2.25 per share ("$2.25
          Option"), 100,000 shares of Common Stock at an option price of $2.50 per share ("$2.50 Option"), and 100,000 shares of Common Stock at an option price of $3.00 per share ("$3.00 Option"). Collectively, the $2.25 Option,
          $2.50 Option, and $3.00 Option are referred to herein as the "Options."

     4.2  Time of Exercise of Options.

          4.2.1 $2.25 Option. Subject to the terms and conditions contained in this Section 4, the $2.25 Option herein granted may be exercised by the Executive, in whole or in part, and from time to time, at any time after the date one year after the date of this Agreement until the expiration of the date ten years after the date of this Agreement.

          4.2.2 $2.50 Option. Subject to the terms and conditions contained in this Section 4, the $2.50 Option herein granted may be exercised by the Executive, in whole or in part, and from time to time, at any time after the date two years after the date of this Agreement until the expiration of the date ten years after the date of this Agreement.

          4.2.3 $3.00 Option. Subject to the terms and conditions contained in this Section 4, the $3.00 Option herein granted may be exercised by the Executive, in whole or in part, and from time to time, at any time after the date three years after the date of this Agreement until the expiration of the date ten years after the date of this Agreement.

          4.2.4 Change of Control. Upon a change in control (as defined below) of the Company, the Options shall become immediately exercisable in full, notwithstanding the vesting schedule provided herein. A "change in control" shall be deemed to have occurred upon any of the following events: (i) consummation of any of the following transactions: any merger, recapitalization, or other business combination of the Company pursuant to which the Company is the non-surviving corporation, unless the majority of the holders of Common Stock immediately prior to such transaction will own at least fifty-one percent (51%) of the total voting power of the then outstanding securities of the surviving corporation immediately after such transaction; (ii) a transaction in which any person, corporation or other entity (A) shall purchase any Common Stock pursuant to a tender offer or exchange offer, without the prior consent of the Board or (B) shall become after the date of this Agreement the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing twenty-five percent (25%) or more of the total voting power of the then outstanding securities of the Company; or (iii) if, during any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the entire Board and any new director whose election by the Board, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof.

          4.2.5 Acceleration of Vesting. The Board may, in its sole discretion, accelerate the vesting of all or any part of the Options and/or waive any limitations or restrictions, if any, for all or any part of the Options.

     4.3  Method of Exercise and Payment of Exercise Price.

          4.3.1 Subject to the terms of this Section 4, the Options granted under this Agreement may be exercised by written notice directed to the Company at its principal place of business setting forth the exact number of shares under each of the $2.25 Option, the $2.50 Option and the $3.00 Option, as applicable, that the Executive is purchasing, which may not exceed the number of shares that the Executive is eligible to purchase under this Agreement, and enclosing with such written notice a certified or cashier's check or cash, or the equivalent thereof acceptable to the Company, in payment of the full option price for the number of shares specified in such written notice and shall comply with such other reasonable requirements as the Board may establish. Subject to the terms and conditions of this Agreement, the Company shall make delivery of such shares within a reasonable period of time after the giving of such notice.

          4.3.2 The Executive understands that, on the exercise of the Options (or at the time a sale of the stock acquired by such exercise at a profit would no longer subject Executive to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended), the excess of the fair market value of the Common Stock over its option price is taxable remuneration to him subject to federal income tax withholding by the Company. To facilitate withholding by the Company, if required, Executive hereby agrees that the exercisability of the Options is conditional on Executive agreeing to such arrangements and taking such actions as the Company determines are appropriate to insure that the amount required to be withheld will be available for payment in money by the Company as required withholding.

               4.4 Termination of Options. The Options granted herein, to the extent not theretofore exercised, shall terminate forthwith upon the tenth anniversary of the date of this Agreement. Notwithstanding anything herein to the contrary, termination of this Agreement for any reason whatsoever shall not affect or terminate the Executive's rights under Sections 4 and 9.

     4.5  Restrictions.

                    4.5.1     The Options granted herein are not
                    transferable by Executive, except by will or laws of descent and distribution..

                    4.5.2 Executive shall have no right as a stockholder with respect to any shares covered by the Options until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

               4.6 Stock Dividends, Reorganizations. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares of Common Stock of the Company effected without receipt of consideration by the Company, the number of shares of Common Stock subject to the Options and the option price therefor shall be proportionately adjusted.

                    If the Company is reorganized or consolidated or merged with another corporation, in which the Company is the non-surviving corporation, the Executive shall be entitled to receive options covering shares of such reorganized, consolidated or merged company in the same proportion as optioned under this Agreement to Executive prior to such reorganization, consolidation or merger, at any equivalent price, and subject to the same terms and conditions as contained herein. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the Options immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the Options immediately before such reorganization, consolidation or merger over the aggregate option price of such shares, and the new option or assumption of the Options shall not give Executive additional benefits which he did not have under the Options.

                    The grant of the Options shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

               4.7 Compliance with Law and Approval of Regulatory Bodies. No shares will be issued, or, in the case of treasury shares transferred, upon exercise of the Options granted hereunder, except in compliance with all applicable
          Federal and State laws and regulations and in compliance with rules of stock exchanges on which the Company's shares of Common Stock may be listed.

    4.8 Binding Effect and Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto. This Agreement may not be amended except in writing signed by all of the parties hereto.

     4.9  Other Restrictions and Legends.

          4.9.1 Acquisition for Own Account; Registration. The Executive represents and warrants that if he acquires any of the shares under the Options he will acquire such shares for his own account and for the purpose of investment and not with a view to the sale or distribution thereof, except for sales pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") or pursuant to an exemption from registration under the Act. The Executive understands that these shares have not and will not have been registered under the Act (the Company being under no obligation to effect such registration) and that such shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration. The Executive further understands that the exemption from registration afforded by Rule 144 under the Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sale of such shares only in limited amounts.

                    4.9.2 Disposition of Shares. The Executive represents, covenants, and agrees that he will not sell or otherwise dispose of the shares acquired under this Agreement in the absence of (a) an effective registration statement under the Act, (b) an opinion acceptable in form and substance to the Company from Executive's counsel satisfactory to the Company, or an opinion of counsel to the Company, to the effect that no registration is required for such disposition, or (c) a "no-action" letter from the staff of the Securities & Exchange Commission ("SEC") to the effect that such staff will not recommend any action to the SEC if such a disposition takes place without registration.

                    4.9.3 Restrictive Legend. The certificates representing shares covered by this Agreement shall upon issuance thereof have stamped or imprinted thereon or affixed thereto a legend to the following effect:

               THE REGISTERED HOLDER HEREOF HAS ACQUIRED
               THE SHARES REPRESENTED BY THIS
               CERTIFICATE FOR INVESTMENT AND NOT FOR
               RESALE IN CONNECTION WITH A DISTRIBUTION
               THEREOF.  ACCORDINGLY, SUCH SHARES HAVE
               NOT BEEN REGISTERED UNDER THE SECURITIES
               ACT OF 1933 AND MAY NOT BE SOLD,
               TRANSFERRED OR OTHERWISE DISPOSED OF
               EXCEPT PURSUANT TO A CURRENTLY EFFECTIVE
               REGISTRATION STATEMENT UNDER SAID ACT OR
               OTHERWISE IN A TRANSACTION EXEMPT FROM
               THE PROVISIONS OF SECTION 5 OF SAID ACT."

5. No Offset; Legal Fees and Expenses. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement, plus in each case interest, compounded quarterly, on the total unpaid amount determined to be payable under this Agreement, such interest to be calculated at a rate equal to the prime commercial lending rate as published in the Wall Street Journal from time to time during the period of such nonpayment.

6.   Confidential Information.

               6.1 Confidentiality. During the term of this Agreement and for 12 months following termination of this Agreement, the Executive agrees to hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data ("Confidential
          Information") relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge such Confidential Information to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 6 constitute a basis for deferring or withholding any amounts otherwise payable or issuable to the Executive under this Agreement.

               6.2  Exceptions.  Notwithstanding the provisions of Sections
          6.1 and 6.3 hereof, the Executive shall not be held liable for disclosure of Confidential Information which
          (i) was generally available to the public at the time of its disclosure hereunder or becomes generally available to the public subsequent to the time of disclosure hereunder through means unrelated to the Executive's disclosure hereunder; or (ii) is reasonably necessary to perform the Executive's duties under this Agreement; or
          (iii) is disclosed with the written approval of the Company; or (iv) is required to be disclosed by law or by any governmental authority or entity; or (v) is disclosed as required by judicial or tribunal action after all available legal remedies to maintain the Confidential
          Information in secret shall have been exhausted; or (vi) a party can demonstrate was already in its possession prior to any disclosure thereof under this Agreement.

               6.3 Equitable Relief. The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Section 6 will be inadequate, and that the Company, in addition to such other remedies as may be available to it, in law or in equity, shall be entitled to injunctive relief without bond or other security.

7.   Termination.

     During the Term of this Agreement, the Executive's employment and the Agreement may be terminated only for one of the following reasons:

               7.1 Death. Subject to Section 4.5.1, this Agreement and the Term shall terminate automatically upon the Executive's death.

               7.2  Disability.

                    7.2.1 Definition. "Disability" of the Executive is defined, for the purposes of this Agreement, as physical or mental disability of the Executive which after a continuous period of at least 180 days is determined to be total and permanent by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative.

                    7.2.2 Application. The Company may terminate the Agreement and the Term after establishing the Executive's Disability as set forth in Section
                    7.2.1, and by giving written notice of its intention to terminate the Executive's employment with the Company ("Disability
                    Termination Notice"). In such a case, the Executive's employment with the Company and the Term shall terminate effective on the earlier of the otherwise scheduled expiration of the Term pursuant to Section 1 or on the thirtieth (30th) day after receipt of the Disability Termination Notice, provided that the Executive has not resumed full-time performance of his duties under this Agreement.

          7.3 Cause. The Company may terminate the Agreement and the Term for "Cause," which for the purposes of this Agreement is defined as (i) the ultimate conviction
          (after all appeals have been decided) of the Executive of a felony involving moral turpitude by a federal or state court of competent jurisdiction; or (ii) willful, gross misconduct or willful, gross neglect of duties by the Executive if such has resulted in material damage to the Company taken as a whole; provided that, (a) no action or failure to act by the Executive will constitute a reason for termination if the Executive believed in good faith that such action or failure to act was in the Company's best interests, and (b) failure of the Executive to perform his duties hereunder due to a Disability shall not be considered willful, gross misconduct or willful, gross neglect of duties for any purpose.

          7.4 Good Reason. The Executive may terminate the Agreement for "Good Reason," which is defined for the purposes of this Agreement as (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that he has had during the 90 day period immediately preceding the date of this Agreement; or (ii) any other action by the Company which results in a diminishment in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company after receipt of notice thereof by the Executive; or (iii) the Company's requiring the Executive to be based at any office or location other than that at which the Executive is based at the date of this Agreement, except for travel reasonably required in the performance of the Executive's responsibilities; or
          (iv) any purported termination by the Company of the Executive's employment with the Company otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement.

8.   Notice of Termination.

               8.1 By Company. The Company shall not be deemed to have terminated this Agreement pursuant to the terms of
          Section 7 hereof, unless and until there shall have been delivered to the Executive a copy of a resolution
          ("Notice of Termination for Cause") duly adopted by the affirmative vote of not less than three-fourths of the entire Board of Directors of the Company at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together, with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive should be terminated pursuant to Section 7, and specifying the particulars thereof in detail.

               8.2 By Executive. The Executive shall not be deemed to have terminated this Agreement pursuant to the terms of
          Section 7 hereof, unless and until there shall have been delivered by the Executive to the Company a "Notice of Termination for Good Reason" which shall state the specific termination provision relied upon, and specifying the particulars thereof in detail.

9. Company Obligations Upon Termination. If, during the Term of this Agreement, the Company shall terminate this Agreement other than for Cause, or the Executive shall terminate this Agreement for Good Reason, the Company shall pay to the Executive in a lump sum in cash on the date of such termination an amount equal to the amount which would have been paid to Executive under the Agreement if this Agreement had remained in effect through the Term using the Base Salary in effect at the time of delivery date of the Notice of Termination for Cause or the Notice of Termination for Good Reason, as applicable, and without making any adjustments to Base Salary pursuant to Section 3.1.1. Options shall become vested and fully exercisable for the full ten-year period.

10.  Successors.

               10.1 This Agreement shall inure to the benefit of and be enforceable by the Executive and the Executive's legal representatives.

               10.2 This Agreement shall inure to the benefit of and be binding upon the Company and its successors.


11.  Miscellaneous.

               11.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
          This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               11.2 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

                    Dr. Louis F. Centofanti
                    315 Wilderlake Court
                    Atlanta, Georgia  30328

          If to the Company:

                    Perma-Fix Environmental Services, Inc.
                    1940 Northwest 67th Place
                    Gainesville, Florida  32653
                    Attn:     Chief Financial Officer
                    or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               11.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               11.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all the parties to this Agreement, or, in the case of a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement.
          Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

               11.5 Modification. Should any provision of this Agreement be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provision which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

               11.6 Counterparts. This Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

               11.7 Headings. All headings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                   "EXECUTIVE"



                                   _______________________________
                                   Dr. Louis F. Centofanti





                                   "COMPANY"

                                   PERMA-FIX ENVIRONMENTAL
                                   SERVICES, INC.



                                   By:  __________________________
                                   Title ________________________






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